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                            UNITED STATES SECURITIES
                                       AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act to 1934

                       Date of Report: September 10, 2004


                        FIRST OAK BROOK BANCSHARES, INC.



      DELAWARE                           0-14468                36-3220778
(State or other jurisdiction of        (Commission          (I.R.S. Employer
incorporation or organization)         File Number)        Identification No.)

                   1400 Sixteenth Street, Oak Brook, IL 60523
                         Telephone Number (630) 571-1050

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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments
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First Oak Brook Bancshares, Inc. (the Company) will report a material charge for impairment of approximately $1,217,000 against earnings in the quarter ending September 30, 2004, resulting from an impairment of its luxury condominium project at 60 W. Erie Street, Chicago, Illinois. West Erie, LLC, a wholly-owned subsidiary of Oak Brook Bank (the Company's principal operating unit) will reduce prices of its 12 remaining unsold units.

On September 10, 2004, the Company concluded that it will reduce the value of the property on its books by approximately $1,217,000, resulting in an after-tax charge to third quarter earnings of approximately $791,000 because of market conditions, a reduction in sales price of each unit and the implementation of a new sales strategy. The impairment charge is not expected to result in future cash expenditures by the Company.

Item 9.01 Financial Statements and Exhibits
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     (c)  Exhibits.

          Exhibit      Description
          -------      -----------

           99.1        Press Release issued by First Oak Brook Bancshares, Inc.
                       dated September 10, 2004


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                FIRST OAK BROOK BANCSHARES, INC.
                                                --------------------------------
                                                           (Registrant)



Date: September 10, 2004                        /S/ROSEMARIE BOUMAN
                                                --------------------------------
                                                Rosemarie Bouman
                                                Vice President and
                                                Chief Financial Officer